                                                                      EXHIBIT 21

                          AERIAL COMMUNICATIONS, INC.
                  SUBSIDIARIES OF AERIAL COMMUNICATIONS, INC.

                                                                                    STATE OF
                                                                                 INCORPORATION
LEGAL NAME                                                                      OR ORGANIZATION
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
APT Columbus, Inc.............................................................      Delaware
APT Kansas City, Inc..........................................................      Delaware
APT Tampa/Orlando, Inc........................................................      Delaware
APT Minneapolis, Inc..........................................................      Delaware
APT Houston, Inc..............................................................      Delaware
APT Pittsburgh Limited Partnership............................................      Delaware
APT Operating Company, Inc....................................................      Delaware
APT Pittsburgh General Partner, Inc...........................................      Delaware